Exhibit 99.1

FOR IMMEDIATE RELEASE

Earthstone Energy, Inc. Reports Third Quarter 2015 Financial Results

Quarterly Production of 4,646 Boepd

The Woodlands, Texas, November 12, 2015 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone” or the “Company”), today announced financial results for the three month period ended September 30, 2015.

Third Quarter 2015 Highlights

•	Average daily production of 4,646 Boepd, a 3% increase compared to the second quarter of 2015 and a 100% increase compared to the third quarter of 2014
•	Total revenue of $13.1 million, which excludes any effects from hedges
•	Reduced LOE and G&A on a per-unit basis of 6% and 5%, respectively, compared to the second quarter of 2015
•	Adjusted EBITDAX(1) of $7.5 million
•	Acquired approximately 1,650 gross / 550 net operated acres in southern Gonzales County, Texas, with at least 16 gross identified Eagle Ford drilling locations.

(1)See “Reconciliation of Non-GAAP Financials Measures” section below.

Selected Financial and Operational Data

The below table provides selected financial and operational data for the three months ended September 30, 2015, June 30, 2015, and September 30, 2014.

($000s except where noted)	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Total Revenue	13,080	16,733	12,055
Realized Hedge Settlements Gain (Loss)	1,741	943	120
Adjusted Revenue (including realized hedge settlements)	14,821	17,676	12,175
Net Income (Loss)	1,718	(748)	4,214
Earnings (Loss) Per Share (Diluted)	0.12	(0.05)	0.46
Adjusted EBITDAX(1)	7,536	8,660	7,420

Production:
Oil (MBbls)	246	230	95
Gas (MMcf)	742	739	521
NGL (MBbls)	58	58	32
Total (MBOE)	428	411	214
Total daily production (BOEPD)	4,646	4,517	2,327

Average prices:
Oil ($/Bbl)	42.20	52.94	93.69
Gas ($/Mcf)	2.66	2.68	4.05
NGL ($/Bbl)	11.73	14.01	28.94
Total ($/Boe)	30.49	36.39	55.85

Adjusted for realized derivatives settlements:
Oil ($/Bbl)	49.27	57.04	93.44
Gas ($/Mcf)	2.66	2.68	4.33
NGL ($/Bbl)	11.73	14.01	28.94
Total ($/Boe)	34.56	38.69	56.41

(1)	See “Reconciliation of Non-GAAP Financials Measures” section below.

Acquisitions

During the third quarter of 2015, the Company acquired a 33% operated interest in approximately 1,650 gross acres, in southern Gonzales County, Texas, which supports 16 gross Eagle Ford locations.  This acreage, along with other recent acquisitions in the area, has been de-risked by numerous offsetting Eagle Ford wells operated by EOG Resources, Inc. and Marathon Oil Corporation and is economic in the current commodity price environment.

When combined with acquisitions completed in June 2015, the Company has acquired a total of approximately 3,050 gross / 1,185 net acres in Karnes and southern Gonzales Counties, Texas, with working interests ranging from 33% to 50% in at least 33 identified future gross drilling locations.

Management Comments

Frank A. Lodzinski, President and Chief Executive Officer of Earthstone Energy, Inc., commented, “During the third quarter we continued to deliver production within guidance, while further reducing drilling, completion and operating costs.  We drilled and brought online one gross Austin Chalk well and drilled four gross Eagle Ford wells.  In the fourth quarter, we intend to drill and initiate completion operations on four gross Eagle Ford wells in our Boggs Unit (approximately 350 gross / 115 net acres, 33% operated working interest).  We anticipate having 12 gross wells waiting on completion by the end of year, including our Boggs Unit which should be in the initial stages of completing, which will help support our production and cash flow level into

2016. We currently are running one rig in our operated Eagle Ford project with intermittent Austin Chalk drilling to hold sizeable acreage positions. We believe we can achieve some additional cost savings through efficiencies, but recognize that we must maintain high quality crews and equipment to realize such efficiencies and minimize mechanical problems that lead to cost over-runs.”

Mr. Lodzinski further commented, “While we intend to continue to run one rig, we may consider suspending drilling if low commodity prices persist.  In that event, we forecast that we can spend within internally generated cash flow in 2016 and keep production relatively flat with our fourth quarter of 2015 exit rate by completing our frac inventory and adding artificial lift where needed.  We will provide further guidance in periodic operations updates as the commodity price environment evolves over the ensuing months.”

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves, and exploration activities, with its current primary assets located in the Eagle Ford trend of south Texas and in the Williston Basin of North Dakota and Montana. Earthstone is traded on NYSE MKT under the symbol “ESTE.” Our corporate headquarters is located in The Woodlands, Texas. Additional information on Earthstone can be found at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, expansion of production and development acreage, increased cash flow, earnings and assets and access to capital. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the risks of the oil and gas industry (for example, the recent rapid, significant decline in oil prices and operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future oil and gas prices, production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Earthstone’s annual report on Form 10-K for the year ended December 31, 2014, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact:

Neil K. Cohen

Vice President, Finance, and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

EARTHSTONE ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
ASSETS	2015	2014
Current assets:	(In thousands, except share amounts)
Cash and cash equivalents	$41,327	$100,447
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	15,828	14,016
Joint interest billings and other	6,370	9,417
Prepaid expenses and other current assets	1,058	1,578
Current derivative assets	3,626	3,569
Total current assets	68,209	129,027
Oil and gas properties, successful efforts method:
Proved properties	365,584	317,006
Unproved properties	85,971	76,791
Total oil and gas properties	451,555	393,797
Accumulated depreciation, depletion, and amortization	(111,530)	(97,920)
Net oil and gas properties	340,025	295,877
Other noncurrent assets:
Goodwill	22,992	22,992
Office and other equipment, less accumulated depreciation of $879 and $474 at September 30, 2015 and December 31, 2014	2,032	2,109
Land	101	101
Noncurrent derivative assets	287	—
Other noncurrent assets	1,184	1,282
TOTAL ASSETS	$434,830	$451,388
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$23,662	$28,753
Accrued expenses	16,454	20,529
Revenues and royalties payable	9,947	17,364
Advances	21,600	21,398
Asset retirement obligations	341	408
Total current liabilities	72,004	88,452
Noncurrent liabilities:
Long-term debt	11,191	11,191
Asset retirement obligations	5,822	5,670
Deferred tax liability	29,188	29,258
Other noncurrent liabilities	241	289
Total noncurrent liabilities	46,442	46,408
Total liabilities	118,446	134,860
Commitments and Contingencies (Note 10)
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 13,835,128 shares issued and outstanding at September 30, 2015 and December 31, 2014	14	14
Additional paid-in capital	358,086	358,086
Accumulated deficit	(41,256)	(41,112)
Treasury stock, 15,414 shares at September 30, 2015 and December 31, 2014	(460)	(460)
Total equity	316,384	316,528
TOTAL LIABILITIES AND EQUITY	$434,830	$451,388

EARTHSTONE ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
REVENUES	(In thousands, except share and per share amounts)
Oil, natural gas, and natural gas liquids revenues:
Oil	$10,385	$8,916	$31,586	$25,292
Natural gas	1,971	2,113	5,483	7,459
Natural gas liquids	677	928	2,164	2,842
Total oil, natural gas, and natural gas liquids revenues	13,033	11,957	39,233	35,593
Gathering income	60	98	233	293
(Loss) gain on sales of oil and gas properties, net	(13)	—	1,667	—
Total revenues	13,080	12,055	41,133	35,886
OPERATING COSTS AND EXPENSES
Production costs:
Lease operating expense	4,138	2,536	12,751	7,210
Severance taxes	746	481	2,122	1,479
Re-engineering and workovers	234	234	520	553
Exploration expense	—	83	142	83
Depreciation, depletion, and amortization	8,107	5,268	22,705	13,031
General and administrative expense	2,450	1,602	7,505	4,816
Total operating costs and expenses	15,675	10,204	45,745	27,172
(Loss) income from operations	(2,595)	1,851	(4,612)	8,714
OTHER INCOME (EXPENSE)
Interest expense, net	(169)	(149)	(507)	(446)
Net gain on derivative contracts	5,166	2,489	4,522	186
Other income, net	127	23	384	30
Total other income (expense)	5,124	2,363	4,399	(230)
Income (loss) before income taxes	2,529	4,214	(213)	8,484
Income tax expense (benefit)	811	—	(69)	—
Net income (loss)	$1,718	$4,214	$(144)	$8,484
Net income (loss) per common share:
Basic	$0.12	$0.46	$(0.01)	$0.93
Diluted	$0.12	$0.46	$(0.01)	$0.93
Weighted average common shares outstanding:
Basic	13,835,128	9,124,452	13,835,128	9,124,452
Diluted	13,835,128	9,124,452	13,835,128	9,124,452

EARTHSTONE ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities:	(In thousands)
Net (loss) income	$(144)	$8,484
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, depletion, and amortization	22,705	13,031
Unrealized gain on derivative contracts	(344)	(1,155)
Accretion of asset retirement obligations	425	229
Deferred income taxes	(69)	—
Amortization of deferred financing costs	195	113
Settlement of asset retirement obligations	(65)	(56)
Gain on sale of assets	(1,667)	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	5,362	(18,457)
Decrease (increase) in prepaid expenses and other	548	(408)
(Decrease) increase in accounts payable and accrued expenses	(15,547)	38,532
(Decrease) increase in revenue and royalties payable	(7,318)	10,509
Increase in advances	224	11,028
Net cash provided by operating activities	4,305	61,850
Cash flows from investing activities:
Acquisitions of oil and gas property	(8,706)	—
Additions to oil and gas property and equipment	(57,705)	(54,537)
Additions to other property and equipment	(328)	(576)
Proceeds from sales of oil and gas properties	3,441	—
Net cash used in investing activities	(63,298)	(55,113)
Cash flows from financing activities:
Deferred financing costs	(127)	(188)
Net cash used in financing activities	(127)	(188)
Net (decrease) increase in cash and cash equivalents	(59,120)	6,549
Cash and cash equivalents at beginning of period	100,447	25,423
Cash and cash equivalents at end of period	$41,327	$31,972
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$284	$331
Non-cash investing and financing activities:
Asset retirement obligations	$128	$50
Acquisitions of oil and gas properties	$2,130	—

Earthstone Energy, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDAX

Adjusted EBITDAX is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.  We define “Adjusted EBITDAX” as net income (loss) plus (1) (gain) loss on sale of assets; (2) accretion; (3) depletion, depreciation, and amortization; (4) exploration expense; (5) interest expense; (6) interest income; (7) unrealized (gain) loss on derivatives; and (8) income tax expense (benefit).

Our Adjusted EBITDAX should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with the generally accepted accounting principles (“GAAP”).  Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner.

The following table provides a reconciliation of net income to Adjusted EBITDAX for the periods indicated (in thousands):

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Net income (loss)	$1,718	$(748)	$4,214
(Gain) / loss on sale of assets	13	(1,680)	—
Accretion	143	137	78
Depletion, depreciation, and amortization	8,107	8,674	5,268
Exploration expense	—	142	83
Interest expense	180	182	149
Interest income	(11)	(13)	—
Unrealized (gain) loss on derivative contracts	(3,425)	2,261	(2,364)
Income tax expense (benefit)	811	(295)	—
Adjusted EBITDAX	$7,536	$8,660	$7,423